UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2007

EMPIRE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 N. Green Valley Parkway, Suite 200, Henderson, NV		89074
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 990-3355

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On November 29, 2007, the Third Judicial Department of the Appellate Division of the Supreme Court of the State of New York issued an order modifying the September 7, 2006 decision of the New York State Supreme Court, Albany County.  The decision relates to various Article 78 proceedings commenced in June 2005 by five New York State regional off-track betting corporations (the "OTBs") against the New York State Racing and Wagering Board, our subsidiary, Monticello Raceway, Saratoga Raceway and Yonkers Raceway, seeking the return to the OTBs of various racing revenues previously paid by the OTBs to Monticello Raceway, Saratoga Raceway and Yonkers Raceway, more commonly known in the industry as "dark day monies" and out-of-state OTB commissions.  All of the petitions were consolidated into one proceeding in the New York State Supreme Court, Albany County which dismissed the petition in September 2006.  The Attorney General of the State of New York, counsel for the New York State Racing and Wagering Board, has filed an affidavit of intention to move for appeal of the Appellate Division decision which automatically stays the decision.  The Company is determining the extent of the negative financial impact this decision will have on the Company if an appeal is not successful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESORTS, INC.

Dated: December 4, 2007	By:	/s/ Ronald J. Radcliffe
Name: Ronald J. Radcliffe
Title: Chief Financial Officer